UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 13, 2016

NeuStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32548	52-2141938
(Commission File Number)	(I.R.S. Employer Identification No.)

21575 Ridgetop Circle, Sterling, Virginia

(Address of principal executive offices)

Registrant’s telephone number, including area code: (571) 434-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 14, 2016, NeuStar, Inc. (“Neustar”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aerial Topco, L.P., a Delaware limited partnership (“Parent”), and Aerial Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Acquiring Parties”) pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Neustar (the “Merger”), with Neustar surviving as a wholly-owned subsidiary of Parent. Parent and Merger Sub were formed by Golden Gate Private Equity, Inc. (“Golden Gate”) and GIC Special Investments Pte Ltd (“GIC”). The Merger Agreement was unanimously approved by the members of the board of directors of Neustar (the “Board”) and the Board resolved to recommend approval of the Merger Agreement to Neustar’s stockholders (the “Board Recommendation”).

Subject to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Neustar Class A common stock and Class B common stock, each with a par value of $0.001 per share, issued and outstanding immediately prior to the Effective Time (other than shares owned by the Acquiring Parties and shares held by Neustar, and certain of their affiliates, and shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law), will be converted into the right to receive $33.50 in cash, without interest (the “Merger Consideration”).

At the Effective Time, each Neustar stock option, whether or not vested and exercisable, that is outstanding and unexercised immediately prior to the Effective Time will be canceled automatically in exchange for the right to receive an amount in cash (less any applicable tax withholdings) equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Neustar stock option and (ii) the total number of shares of Neustar common stock otherwise issuable upon exercise of such Neustar stock option immediately prior to the Effective Time. At the Effective Time, each outstanding Neustar restricted stock unit that is subject only to time-based vesting will vest in full and will be canceled in exchange for the right to receive an amount in cash (less any applicable tax withholdings) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Neustar common stock subject to such Neustar restricted stock unit award. At the Effective Time, the performance-based conditions to which each outstanding Neustar restricted stock unit subject to performance-based vesting is subject will be deemed satisfied at the target levels for any performance period not completed prior to Closing as specified in the applicable equity plans and award agreements and the resulting number of restricted stock units will be canceled in exchange for the right to receive an amount in cash (less any applicable tax withholdings) equal to the product of (i) the Merger Consideration and (ii) the resulting number of shares of Neustar common stock. At the Effective Time, each outstanding share of Neustar restricted stock will become fully vested and the restrictions with respect thereto shall lapse, and such shares shall be treated in the Merger in the same manner as the other shares of Neustar common stock.

The Merger Agreement contains customary representations, warranties and covenants of Neustar and the Acquiring Parties, including, among others, covenants by Neustar to conduct its business in the ordinary course of business during the period between execution of the Merger Agreement and consummation of the Merger (the “Closing”) and prohibiting Neustar from engaging in certain kinds of activities during such period without the consent of the Acquiring Parties. The Merger Agreement also contains customary termination provisions for both Neustar and Parent, as discussed in more detail below.

The Merger is conditioned upon, among other things, the approval of the Merger Agreement by the affirmative vote of holders of at least a majority of all outstanding shares of common stock of Neustar (the “Stockholder Approval”) at a meeting of Neustar’s stockholders held for such purpose (the “Stockholder Meeting”), the expiration of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, consent of the Federal Communications Commission of the United States, the review and clearance by the Committee on Foreign Investment in the United States and other customary closing conditions. The Closing is not subject to a financing condition.

The Merger Agreement contains a go-shop provision that, in general, allows Neustar to solicit, initiate, facilitate and encourage, and engage in discussions or negotiations with respect to, an alternative transaction for a 30-day period ending on January 13, 2017 (the “Go-Shop Period”). During the Go-Shop Period, Neustar is

permitted to terminate the Merger Agreement to accept an alternative transaction that the Board determines would be more favorable from a financial point of view to Neustar’s stockholders than the Merger (a “Superior Proposal”).The Company may continue discussions for 30 days after the Go-Shop Period (the “Go-Shop Tail Period”) with any party who made an acquisition proposal during the Go-Shop Period that the Company determines, in good faith, is or would reasonably be expected to lead to a Superior Proposal.

Following the expiration of the Go-Shop Period, Neustar will be subject to a customary “no-shop” provision whereby, subject to certain exceptions, it will be prohibited from (i) entering into discussions concerning, or providing confidential information in connection with, any alternative transaction and (ii) withholding, withdrawing, amending or modifying in a manner adverse to the Acquiring Parties the recommendation of the Board that Neustar’s stockholders adopt the Merger Agreement. The “no shop” provision is subject to a customary “fiduciary out” provision that allows Neustar, under certain circumstances and in compliance with certain obligations, to provide non-public information and engage in discussions and negotiations with respect to an acquisition proposal that would reasonably be expected to lead to a Superior Proposal and, after the expiration of the Go-Shop Period until Stockholder Approval, to accept a Superior Proposal and terminate the Merger Agreement.

The Merger Agreement contains certain termination rights for both Neustar and Parent, and provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay to the other party a termination fee of up to $120 million. In addition, the Merger Agreement provides that Neustar will reimburse Parent’s transaction-related expenses in an amount up to $7.5 million if the Merger Agreement is terminated for failure to receive the Stockholder Approval.

Financing Commitments

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses of the Acquiring Parties and to refinance certain indebtedness of Neustar. Funds affiliated with Golden Gate and GIC have committed, pursuant to equity commitment letters dated as of December 14, 2016 (the “Equity Commitment Letter”), to capitalize Parent, at or prior to the Effective Time, with an aggregate equity contribution in an amount of $1,240 million, on the terms and subject to the conditions set forth in the Equity Commitment Letter. In addition, such funds have executed limited guarantees in favor of Neustar to guarantee, subject to the limitations described therein, the payment of a termination fee and certain other expense obligations under the Merger Agreement.

Bank of America Merrill Lynch, UBS, Jefferies and Angel Island (collectively, the “Lenders”) have committed to provide debt financing (the “Debt Financing”) for the Merger consisting of a $1,400 million senior secured first lien credit facility and a $350 million senior secured second lien credit facility on the terms and subject to the conditions set forth in a debt commitment letter, dated as December 14, 2016 and delivered to Neustar in advance of execution of the Merger Agreement (the “Debt Commitment Letter”). The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of representations and warranties, consummation of the transactions contemplated in the Merger Agreement, contribution of the equity contemplated by the Equity Commitment Letter, and completion of the designated 15-business day marketing period.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by the full text of the Merger Agreement, which accompanies this Report as Exhibit 2.1 and which is incorporated herein by reference.

The Merger Agreement is attached to provide investors with information regarding its terms and is not intended to provide any other factual information about Neustar, Parent or Merger Sub. The Merger Agreement also contains representations and warranties of each of Neustar, Parent and Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in certain disclosures between the parties. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the disclosures between the parties. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Neustar’s or the Acquiring Parties’ public disclosures.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2016, the Board determined that it was in the best interests of Neustar and its stockholders to adopt a bylaw (the “Bylaw Amendment”), which Bylaw Amendment was thus adopted, effective immediately, entitled “Exclusive Jurisdiction of Delaware Courts.” Pursuant to Section 115 of the Delaware General Corporation Law, the Bylaw Amendment designates the Court of Chancery of the State of Delaware as the sole and exclusive forum, unless Neustar consents in writing to the selection of an alternative forum, for (i) any derivative action or proceeding brought on behalf of Neustar, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of Neustar to Neustar or Neustar’s stockholders, (iii) any action asserting a claim against Neustar or any current or former director, officer, employee or stockholder of Neustar arising pursuant to any provision of the Delaware General Corporation Law or Neustar’s amended and restated Certificate of Incorporation or Bylaws (as either may be amended from time to time) or (iv) any action asserting a claim against Neustar or any current or former director, officer, employee or stockholder of Neustar governed by the internal affairs doctrine. A copy of the Bylaw Amendment is attached as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 8.01.	Other Events.

On December 14, 2016, Neustar and Parent issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Neustar will file a proxy statement with the SEC. Additionally, Neustar will file other relevant materials in connection with the proposed acquisition of Neustar by Golden Gate. The materials to be filed by Neustar with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Neustar on Neustar’s website at https://www.neustar.biz or by contacting Neustar investor relations at InvestorRelations@neustar.biz. INVESTORS AND SECURITY HOLDERS OF NEUSTAR ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

Neustar and its directors, executive officers and other persons, may be deemed to be participants in the solicitation of proxies of Neustar stockholders in connection with the proposed transaction. Information concerning the interests of Neustar’s participants in the solicitation, which may, in some cases, be different than those of Neustar’s stockholders generally, is set forth in the materials filed by Neustar with the SEC, including in Neustar’s definitive proxy statement filed with the SEC on April 29, 2016, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This announcement contains forward-looking statements, including statements about the expected impact of this transaction on Neustar’s financial and operating results and business, the anticipated funding for the transaction, and the timing of the closing of the transaction. Although Neustar believes that the assumptions upon which its forward-looking statements are based are reasonable, these statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the receipt and timing of regulatory approvals for the transaction, the receipt of Neustar stockholder approval, the possibility that the transaction may not close, the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement, the reaction to the transaction of Neustar’s customers and business partners, the reaction of competitors to the transaction, the retention of Neustar employees, and the disruption of management’s attention from the Company’s ongoing business operations due to the transaction.

More information about these and other factors can be found in Neustar’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. Neither Golden Gate Capital nor Neustar accept any responsibility for any financial or operational information contained in this press release relating to the business, results of operations or financial condition of the other. Each of Golden Gate Capital and Neustar expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 14, 2016, by and among NeuStar, Inc., Aerial Topco, L.P. and Aerial Merger Sub, Inc.*

3.1	Amendment to Amended and Restated Bylaws dated December 13, 2016

99.1	Joint Press Release, dated December 14, 2016

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Neustar hereby undertakes to furnish copies of any of the omitted schedules upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuStar, Inc.

Dated: December 14, 2016	By:	/s/ Paul S. Lalljie
	Name:	Paul S. Lalljie
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 14, 2016, by and among NeuStar, Inc., Aerial Topco, L.P. and Aerial Merger Sub, Inc.*

3.1	Amendment to Amended and Restated Bylaws dated December 13, 2016

99.1	Joint Press Release, dated December 14, 2016

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Neustar hereby undertakes to furnish copies of any of the omitted schedules upon request by the Commission.